UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012

SCHAWK, INC.

(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.—Entry into a Material Definitive Agreement.

Effective September 12, 2012, Schawk, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of January 27, 2012, among the Company, certain subsidiary borrowers of the Company, the financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., on behalf of itself and the other lenders as agent.  The Amendment amends the definition of “EBITDA” in the Credit Agreement to permit the Company, for purposes of calculating EBITDA for financial covenant compliance, to add back certain expenses associated with the Company’s enterprise resource planning system up to certain amounts as specified in the Amendment.

Concurrently with its entry into the Amendment, the Company entered into (i) the First Amendment (the “First Amendment”) to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of January 27, 2012, with Prudential Investment Management, Inc. and the noteholders and note purchasers named therein (the “Private Shelf Agreement”) and (ii) the Sixth Amendment (the “Sixth Amendment”) to the Note Purchase Agreement, dated as of December 23, 2003, as amended, with the noteholders party thereto (the “Note Purchase Agreement”).  The First Amendment and the Sixth Amendment amend the respective definitions of “EBITDA” in the Private Shelf Agreement and the Note Purchase Agreement to conform to the amended EBITDA definition contained in the Amendment.

The foregoing summaries of the Amendment, the First Amendment and the Sixth Amendment do not purport to be complete and are qualified in their entirety by reference to the Amendment, the First Amendment and the Sixth Amendment attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.—Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1—Amendment No. 1 to the Second Amended and Restated Credit Agreement

Exhibit 10.2—First Amendment to the Amended and Restated Note Purchase and Private Shelf Agreement

Exhibit 10.3—Sixth Amendment to Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: September 12, 2012	By:	/s/Timothy J. Cunningham
Timothy J. Cunningham
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement
10.2	First Amendment to the Amended and Restated Note Purchase and Private Shelf Agreement
10.3	Sixth Amendment to Note Purchase Agreement